Exhibit 10.26

SERVICE PROVIDER CONSENT AND
AMENDMENT TO ELECTRIC SERVICE AGREEMENT

This Service Provider Consent and Amendment to Electric Service Agreement (“Consent”) is made and entered into this 24th day of May, 2007 by and among Southeastern Electric Cooperative, Inc., Marion, South Dakota (“Southeastern”); Millennium Ethanol, LLC, Marion, South Dakota (“Borrower”); and Dougherty Funding LLC, Minneapolis, Minnesota (“Dougherty”).

WITNESSETH:

WHEREAS, Borrower is constructing the Millennium Ethanol Plant (“Project”);

WHEREAS, Dougherty is making a loan to the Borrower to finance the Project (“Loan”);

WHEREAS, Southeastern is the entity supplying electric services (the “Services”) to the Project;

WHEREAS, Southeastern and Borrower entered into an Electric Service Agreement, dated July 14, 2006 (“Agreement”);

WHEREAS, the Agreement, in Paragraph 6.e., requires Borrower to pay Southeastern the sum of $200,000 to secure payment of electric service charges and, in Paragraph 7.c., permits Southeastern to suspend performance or terminate the agreement if payment is not received within ten (10) days of its due date;

WHEREAS, the Borrower has collaterally assigned to Dougherty all of its rights in the Agreement (“Assignment”); and

WHEREAS, Borrower’s CEO, Steve Domm, has consented to allow Southeastern to complete this Consent.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Southeastern, Borrower and Dougherty agree as follows:

1.                         Southeastern consents to such Assignment.

2.                         Southeastern advises Dougherty that:

a.                          Attached hereto as Exhibit “A” is a copy of the complete Agreement titled “Electric Service Agreement” dated July 14, 2006. In conjunction with that service agreement, Southeastern has also included the following items supporting Exhibit “A”:

•                            Exhibit “B” titled SETTLEMENT AGREEMENT AND SERVICE TERRITORY EXCEPTION AGREEMENT that was entered into between Southeastern and Northern States Power Company D/B/A Xcel Energy.

•                            Exhibit “C” is a copy of the “Official docket EL06-022 “ORDER GRANTING APPROVAL OF A TEMPORARY EXCEPTION TO THE ASSIGNED ELECTRIC SERVICE TERRITORY EL06-022” as approved by the South Dakota Public Utilities Commission of the State of South Dakota.

•                            Exhibit “D” is a copy of the “Official docket EL06-023 “ORDER GRANTING APPROVAL OF AN EXCEPTION TO THE ASSIGNED ELECTRIC SERVICE TERRITORY EL06-023” as approved by the South Dakota Public Utilities Commission of the State of South Dakota.

b.                         Upon the occurrence of a default and subsequent failure to cure by the Borrower under the Agreement, Southeastern shall notify Dougherty in accordance with Paragraph 13 below, and Dougherty shall have the right, exercisable for ten (10) days after such notice, to elect in writing to Southeastern to require Southeastern to continue performance under the Agreement in which case Southeastern shall thereafter continue to provide the Services under the Agreement provided Dougherty reimburses Southeastern in accordance with the Agreement for Services including reimbursement for any past due payments, charges and any other payments due in accordance with the Agreement.

c.                          All approvals necessary to commence construction of any facilities necessary to provide the Service in the Agreement have been obtained except as noted in Paragraph h.

d.                         All the following preconditions necessary to furnish the Services in the Agreement have been satisfied except to the extent the Agreement contradicts the precondition (v) (“waiving any right to cease construction and/or cancel its obligations to provide the service”) and except as noted in Paragraph h:

“Utility Preconditions”

i.                             Utility provider has secured all approvals.

ii.                          Utility provider has secured all necessary rights of way.

iii.                       Utility provider has obtained the necessary financing to construct the improvements and provide services.

iv.                      Utility provider has entered into construction contracts to construct the improvements (although this is not applicable as utility will use its own workforce).

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v.                         Utility provider has satisfied all conditions it requires to construct the improvements and provide services (including waiving any right to cease construction and/or cancel its obligation to provide the services).

e.                          All contracts necessary to complete such facilities have been executed and delivered except as noted in Paragraph h.

f.                            Any right to terminate the Agreement is set forth in the Agreement. In that connection the Borrower has or will deposit with Southeastern upon demand all cash payments and security required under the Agreement.

g.                         The date of substantial completion of the Facilities is November 1, 2007.

h.                         The following is a possible exception to the preconditions and Paragraphs c - e above:

An easement must still be obtained for the substation; however, the location is on-site and on property owned by the Borrower.

3.                         The Agreement shall remain in full effect between Southeastern and the Borrower, and the Borrower shall continue to be responsible for all its obligations under the Agreement notwithstanding this Service Provider Consent.

4.                         If Dougherty elects to have Southeastern continue performance in accordance with Paragraph 2.b. above, then Dougherty shall assume all of the Borrower’s obligations under the Agreement (including any prior obligations incurred by the Borrower); provided, however, that this shall not relieve the Borrower of any obligations incurred prior to the date Dougherty elects to continue performance.

5.                         Southeastern shall give Dougherty a copy of any notice required by Paragraph 7.c. of the Agreement.

6.                         This Consent may not be assigned without the express prior written consent of the parties, which shall not be unreasonably withheld, except: a. Dougherty may assign all of its rights in this Consent to (i) any participating lender(s) participating with Dougherty in the Loan, (ii) to a person or entity that Dougherty merges with, is merged into, or who acquires the assets of Dougherty or whose assets are acquired by Dougherty or (iii) to any person or entity that acquires Dougherty’s interest in the Loan; and b. Southeastern may assign the Consent to another electric cooperative that acquires, consolidates or merges with Southeastern. This Consent may not be amended except in writing, which writing shall be expressly identified as a part hereof, and be signed by an authorized representative of each of the parties hereto.

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7.                         In consideration of Dougherty receiving ten (10) days to exercise its rights in Paragraph 2.b. of this Consent and in consideration of Dougherty providing the Loan to Borrower for the Project, Southeastern and Borrower agree to amend the Agreement as follows:

In Paragraph 6.e., change “$200,000” to “$250,000.”

8.                         In the event, Borrower satisfies its financial obligations to Dougherty, this Consent is terminated.

9.                         Borrower and Southeastern acknowledge that the Agreement remains in full force and effect except as modified by this Consent.

10.                   This Consent shall be governed by and construed in accordance with the laws of the State of South Dakota.

11.                   In the event that any court of competent jurisdiction shall hold any provision of this Consent unenforceable or invalid, such holding shall not invalidate or render unenforceable any other provision hereof.

12.                   All other prior discussions, communications and representations concerning the subject matter of this Consent are superseded by the terms of this Consent, and except as specifically provided herein, this Consent constitutes the entire agreement with respect to the subject matter hereof.

13.                   Notice shall be in writing and made to Southeastern and the Borrower as set forth in the Agreement and made to Dougherty at:

Dougherty Funding LLC
90 South Seventh Street, Suite 4300
Minneapolis, MN 55402
Attn: Senior Vice President, Mortgage Loans

Notice to Dougherty shall be effective when mailed by first class mail, provided that notice of default or termination shall be sent by registered or certified mail.

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IN WITNESS WHEREOF, the parties have caused this Consent to be executed by their duly authorized representatives, all as of the day and year first above written.

Attest:		SOUTHEASTERN ELECTRIC COOPERATIVE, INC.

By:	/s/ John B. McDonald	By:	/s/ [Illegible]
Title:	CFO / Asst. Mgr.	Title:	General Manager

Attest:		MILLENNIUM ETHNOL LLC

By:	/s/ Robin Smith	By:	/s/ Steve Domm
Title:	Head Bookkeeper Fremar Corp	Title:	CEO

Attest:		DOUGHERTY FUNDING LLC

By:	/s/ [Illegible]	By:	/s/ [Illegible]
Title:	Sr. Loan Administrator	Title:	SVP

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Exhibit “A”

ELECTRIC SERVICE AGREEMENT

This Agreement made and entered into this 14th day of July, 2006, by and between Southeastern Electric Cooperative, Inc., Marion, South Dakota (hereinafter called the Cooperative) and Millennium Ethanol, LLC, Marion, South Dakota (hereinafter called the Customer).

WITNESSETH:

WHEREAS, the Customer is constructing an ethanol plant located in Turner County, South Dakota (hereinafter called the Facility); and

WHEREAS, the Customer desires to have the Cooperative provide all of the electric power and energy requirements of the Facility and the Cooperative is willing and able to provide these requirements.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the Cooperative and the Customer agree as follows:

1.                         Description of Facility.

The Facility shall include the Customer owned ethanol plant and related facilities located in Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West, Turner County, South Dakota.

2.                         Agreement to Sell and Purchase.

The Cooperative hereby agrees to sell and deliver to the Customer and the Customer agrees to purchase and receive from the Cooperative all of the electric power and energy requirements of the Customer upon the terms and conditions hereinafter provided.

3.                         Service Characteristics.

a.                         Service Delivery. Service hereunder shall be provided at multiple service locations at the Facility, consisting of approximately 3 miles of 3 phase 12.47 kV (1/0, 4/0 and 500 MCM) underground distribution line, 13 padmount transformers, (7-1500 kVA 277/480 volt 3 phase transformers, 1-1500 kVA 4,160 volt 3 phase transformer, 4-1000 kVA 227/480 volt 3 phase transformers and 1-150 kVA 120/208 volt 3 phase transformer) along with associated switch gear, underground conduit and metering. The Cooperative shall install or cause to be installed, operated and maintained approximately 2 miles of 69 kV transmission line and a 69/12.47 kVA substation located at the plant site.

b.                        Capacity. Electrical service to the Facility under this Agreement shall be limited to 12,500 kVA. Service to additional load above 12,500 kVA shall require an amendment to this Agreement.

c.                         Firm Service. Service hereunder shall be firm and therefore not subject to load curtailment. Power interruptions may occur as the result of planned and

Millennium Ethanol, LLC Electric Service Agreement

coordinated maintenance and circumstances beyond the control of the Cooperative as provided for in Section 4.i. of this Agreement.

4.                         Service Conditions and Requirements.

a.                         Cooperative-Owned Facilities. The Cooperative will furnish or cause to be furnished, installed and maintained, according to prudent utility practices, all electric equipment and facilities required to deliver electric power and energy to the Customer for the Facility to the point of interconnection. The Cooperative shall install or cause to be installed approximately 2 miles of 69 kV transmission line and a 69 to 12.47 kV substation located at the Facility. The point of interconnection shall be located at the low voltage terminals of the distribution transformers detailed in 3.a. above. Electric service equipment furnished, installed, operated and maintained by the Cooperative on the property of the Customer shall remain the property of the Cooperative and may be removed upon termination of this Agreement.

b.                        Customer-Owned Facilities. The Customer shall be solely responsible for the design, installation, maintenance and safety of any and all Customer supplied electric facilities or equipment. The Customer shall provide and maintain the necessary protection equipment to protect its own facilities from harm from any electrical cause as well as to protect the Cooperative’s equipment and members from any damages, interruption of service, or faulty service due to faults or operations of the Customer’s equipment.

c.                         Location of Cooperative Facilities. The Customer shall provide to the Cooperative suitable locations for the installation of electric facilities on the property of the Customer. The Customer shall provide the Cooperative or its power supplier, at no cost, an appropriate instrument of conveyance (acceptable to Customer’s secured lenders and the Cooperatives) for the substation property and permanent easements (acceptable to Customer’s secured lenders and the Cooperatives) for all other electric power supply facilities of the Cooperative or its power supplier located on site. The Customer shall provide site grading for the substation at no cost to the Cooperative and shall provide concrete pads for all distribution transformers and switchgear in accordance with specifications provided by the Cooperative.

d.                        Accessibility to Cooperative Facilities. Duly authorized representatives of the Cooperative shall be permitted to enter on the property of the Customer to the extent necessary to maintain and service electric facilities at all reasonable times in order to carry out the provisions of this Agreement.

e.                         Operation of Cooperative Equipment. The Customer shall do nothing to interfere with the operation of any Cooperative-owned electric equipment or facilities, including any metering, telecommunications, or control equipment. The Customer shall advise the Cooperative as soon as possible if the Customer discovers any apparent problem with the condition or functioning of the Cooperative’s equipment or facilities.

f.                           Operation of Customer Equipment. The Customer’s electric service, electric facilities, and load characteristics will conform to the National Electric Code and National Electric Safety Code, IEEE/ANSI standards, and prudent utility practices. If the operation of any of the Customer’s equipment causes power quality or operational problems to the Cooperative’s electric system, the Customer shall promptly correct or remove the cause of the problem. If the Customer does not eliminate the problem, the Cooperative can correct or remove the problem from the electric system and the Customer will be responsible for the costs. The Customer shall notify the Cooperative immediately if the Customer discovers that the condition or operation of any of the Customer-supplied electric equipment or facilities may pose a risk to any persons or property.

g.                        Power Factor. The Customer agrees to maintain unity (100%) power factor as nearly as practical. The demand charges may be adjusted to correct for average power factors less than five percent (5%) unity (lagging) or greater than five percent (5%) unity (leading) by increasing the measured demand one percent (1%) for each one percent (1%) by which the average power factor is less than five percent (5%) unity (lagging) or more than five percent (5%) unity (leading).

h.                        Cooperative Membership. The Customer shall be a member of the Cooperative.

i.                            Hold Harmless. If the supply of electric power and energy provided by the Cooperative should fail or be interrupted, or become defective, through (a) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal governmental department or agency or any court of competent jurisdiction; (b) Customer action or omissions; or (c) acts of God, fires, strikes, embargoes, wars, insurrection, riot, equipment failures, operation of protective devices, or other causes beyond the reasonable control of the Cooperative, the Cooperative shall not be liable for any loss or damages incurred by the Customer or be deemed to be in breach of this Agreement. The Customer acknowledges that the delivery of electric power and energy may at times be subject to interruption by causes beyond the control of the Cooperative, including weather conditions, vandalism, accidents, and other interruptions, and that the Customer assumes the risk of those potential interruptions. The Cooperative will use its best efforts to restore electric service in the shortest reasonable time under the circumstances.

5.                         Revenue Metering.

a.                         Point of Metering. Metering will measure the demand and energy of the total Facility, and will be located at the on-site 69/12.47 kV substation on the 7.2/12.47 kV secondary bus of the substation.

b.                        Metering Responsibility. All revenue metering shall be furnished, installed, maintained and read by the Cooperative.

c.                         Meter Testing Procedure. The metering shall be tested once every two years for accuracy by the Cooperative or its designee. In addition, at any time either party may request that the metering be tested. The requesting party will be responsible for the cost of the test. If any test discloses the inaccuracy of said meters to the extent of more than two percent (2%) fast or slow, an adjustment in billing shall be determined by the Cooperative from the best information available.

d.                        Meter Failure. Should the metering equipment at any time fail to register proper amounts or should the registration thereof be so erratic as to be meaningless, the capacity and energy delivered shall be determined by the Cooperative from the best information available.

6.                         Rates and Payment.

a.                         Rate Schedule Application. The Customer shall pay the Cooperative for service rendered hereunder at the rates and upon the terms and conditions set forth in Rate Schedule Large Power Service – Millennium Ethanol, LLC attached to and made a part of this Agreement and any revisions thereto or substitutions thereof adopted by the Cooperative’s Board of Directors.

b.                        Rate Guarantee. The demand and energy components of the attached rate schedule are guaranteed to remain unchanged for the years 2007 and 2008, except as provided herein. The parties agree that the rates specified may be adjusted by the amount of any new or increased level in current local, state or federal taxes or fees.

c.                         Rate Changes Beyond the Guarantee Period. Through this agreement, the parties understand that rate changes beyond 2008 will be principally driven by changes in wholesale rates charged by the Cooperative’s power supplier. The parties further agree that it is appropriate for future increases in the Cooperative’s cost of operations to be reflected in rates charged to the Customer. As a Cooperative member, the Customer is entitled to fair and equitable treatment relative to the market-based rates and other service conditions as contained within this agreement. The Cooperative will provide reasonable notification of any rate changes.

d.                        Facilities Charge. The Customer shall pay a monthly facilities charge in accordance with the attached rate schedule. The facilities charge will be adjusted if the Cooperative installs additional facilities not part of this agreement.

e.                         Payment Arrangements. All charges for service shall be paid to the Cooperative by electronic funds transfer, which will be initiated by the Cooperative. The monthly billing periods shall be from the first day of the month through the last day of the month. Such charges shall be due and payable on the date of billing (on or about the tenth of the month). If payment is not received by the Cooperative within ten days of the due date, the Customer agrees that the Cooperative may disconnect service to the facility until the payment is made. To secure the payment of said electric service charges, the Customer shall pay to the Cooperative the sum of $200,000 no later then 15 days prior to the startup of commercial operation of the Facility or by February 1, 2008.

f.                           Late Payment Charges. If payment is not received by the date indicated on the bill, the customer shall be considered delinquent. The Cooperative will apply and the Customer shall pay a late payment charge based on the Cooperative’s policy of general application in effect at the time.

g.                        Disputed Bills. The Customer shall pay all bills for services and/or energy on a timely and in accordance with billing procedures herein contained even though said charges may be disputed. If it is determined that the Customer is entitled to a refund or credit for a disputed bill, the Cooperative shall, in addition to the principal amount refunded or credited, pay interest on said amount at the rate authorized for interest on judgments in the State of South Dakota. Neither party shall be obligated to settle disputes by arbitration or mediation without the mutual consent of the parties.

7.                         Commencement and Termination.

a.                         Commencement Date. This Agreement shall be in effect as of the date executed and the Customer’s obligation to purchase electricity and to commence payments under this agreement shall begin upon the startup of the commercial operation of the Facility but no later than February 1, 2008, whichever occurs first. Electric power requirements for plant construction prior to commercial operation shall be subject to the Cooperative’s standard tariffs.

b.                        Minimum Facilities Charge Obligation. In the event that this Agreement is terminated less then 10 years after start up, except for default of the Cooperative, and the Customer ceases to use the facilities described in Section 3a, the Customer agrees to pay to the Cooperative the equivalent of 10 years (120 months) of Facility Charges that the Customer would have paid if the agreement would have remained in effect for 10 years, less Facility Charge payments already made by the Customer prior to termination.

c.                         Default and Termination. The Customer shall be in default if it fails to timely pay for service under this Agreement, if it breaches any other of its obligations to the Cooperative, or if it becomes the subject of bankruptcy or insolvency proceedings. If the Customer fails to cure that default within ten (10) days the Cooperative may, after notice from the Cooperative, suspend or terminate its further performance under this Agreement, disconnect electric service to the Customer, terminate this Agreement, or take other action to address the

Customer’s default. This provision shall not limit the Cooperative’s right to take immediate action to suspend services if the Customer’s act or omission interferes with the safe and efficient operation of the Cooperative’s electric system, nor shall it limit the Cooperative’s right to pursue any other or further remedy available to it by law.

d.                        Regulatory Termination. Should the South Dakota Public Utilities Commission or any court of competent jurisdiction fail to assign the customer to the Cooperative, this contract shall be null and void.

8.                         Patronage Capital Credits.

Service under the rates provided for in this Agreement is subject to a special allocation of capital credits to the Customer by the Cooperative. This allocation will take into account the unique cost assignment associated with the market-based rates that are included in this Agreement. For the purpose of this Agreement, the Customer acknowledges that it is not a natural person under South Dakota law.

9.                         Disclaimer of Warranty and Limitation of Liability.

Each party shall be responsible for its own facilities and personnel provided or used in the performance of this Agreement. Neither the Cooperative nor the Customer shall be responsible to the other party for damage to or loss of any property, wherever located, unless the damage or loss is caused by its own negligence or intentional conduct or by the negligence or intentional conduct of that party’s officers, employees, or agents, in which case the damage or loss shall be borne by the responsible party. Neither party shall be responsible or liable to the other or to any other party for any indirect, special or consequential damages, or for loss of revenues from any cause.

10.                  Indemnification.

a.                         The Customer shall assume all liability for and shall indemnify the Cooperative and its members, trustees, directors, officers, managers, employees, agents, representatives, affiliates, transmission provider, successors and assigns and shall hold them harmless from and against any claims, losses, costs, and expenses of any kind or character that result from Customer’s negligence or wrongful conduct in connection with the design, construction, installation, operation or maintenance of the Facility. Such indemnity shall include, but is not limited to, financial responsibility for (a) monetary losses; (b) reasonable cost and expenses of defending an action or claim; (c) damages related to death or injury; and (d) damages to property; provided that Customer shall not be liable for special, indirect, incidental, punitive or consequential damages.

b.                        The Cooperative shall assume all liability for and shall indemnify the Customer and its directors, officers, managers, employees, agents, representatives, affiliates, successors and assigns and shall hold them harmless from and against any claims, losses, costs, and expenses of any kind or character that result from Cooperative’s negligence or other wrongful conduct in connection with the design, construction, installation, operation or maintenance of its facilities. Such indemnity shall include, but is not limited to, financial responsibility for (a) monetary losses; (b) reasonable cost and expenses of defending an action or claim; (c) damages related to death or injury; and (d) damages to property; provided that Cooperative shall not be liable for special, indirect, incidental, punitive or consequential damages.

11.                  General.

a.                         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of South Dakota.

b.                        Notices. All notices under this Agreement shall be given in writing and shall be delivered electronically and mailed by first class mail to the respective parties as follows:

To Customer:

Millennium Ethanol, LLC
300 North Broadway
Marion, SD 57043

To Cooperative:

Brad Schardin, Manager
Southeastern Electric Cooperative, Inc.
PO Box 388
Marion, SD 57043

c.                         No Waiver. No course of dealing nor any failure or delay on the part of a party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies, which a party would otherwise have.

d.                        Entire Agreement/Amendment. This Agreement represents the entire Agreement between the parties and may be changed, waived, or terminated only by written agreement signed by both parties as set forth herein.

e.                         Assignment. The Cooperative may not assign this Agreement without written consent of Customer, which consent shall not be unreasonably withheld. The Customer may not assign this Agreement without the written consent of the Cooperative, which consent shall not be unreasonably withheld.

f.                           Severability. Should any part, term or provision of this Agreement be, by a court of competent jurisdiction, decided to be illegal or in conflict with any applicable law, the validity of the remaining portions or provisions shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

Attest:		Southeastern Electric Cooperative, Inc.

/s/ Steve Holmberg		By:	/s/ Harley Bruns

Title:	Secretary	Title:	President

Corporate Seal

Attest:		Millennium Ethanol, LLC

/s/ Brent Edwards		By:	/s/ Steve Domm

Title:	C.F.O.	Title:	CEO

Corporate Seal

STATE OF SOUTH DAKOTA)
SS
COUNTY OF Turner)

On this 18 day of July, 2006, before me John B. McDonald, the undersigned office, personally appeared Harley Bruns, who acknowledged (him) herself to be the President of Southeastern Electric Cooperative, Inc., a South Dakota Corporation, and that (s)he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by (him)herself as President.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ John B. McDonald
Notary Public - State of South Dakota
	My commission expires	10/24/2011
[SEAL]

STATE OF SOUTH DAKOTA)
SS
COUNTY OF Turner)

On this 14th day of July, 2006, before me Robin Smith, the undersigned office, personally appeared Steve Domm, who acknowledged (him) herself to be the C.E.O. of Millennium Ethanol, LLC, a South Dakota Limited Liability Company, and that (s)he as such C.E.O., being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Limited Liability Company by (him)herself as C.E.O..

IN WITNESS WHEREOF I hereunto set my hand and official seal.

/s/ Robin R. Smith

Notary Public - State of South Dakota
	My commission expires	4/10/11
[SEAL]

SOUTHEASTERN ELECTRIC COOPERATIVE, INC.
MARION, SOUTH DAKOTA

LARGE POWER SERVICE - MILLENNIUM ETHANOL, LLC

AVAILABILITY

Available to Millennium Ethanol, LLC ethanol facility located in Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West, Turner County, South Dakota, for commercial operation of the facility. This schedule is not available for start-up or construction power and is subject to the established rules and regulations of the Cooperative.

TYPE OF SERVICE

Multiple deliveries of alternating current, three-phase and single-phase at voltages of 277/480, 120/208 volts and 4,160 volts.

MONTHLY PAYMENT

The Customer shall pay the Cooperative for services hereunder at the following rates and conditions:

Facilities Charge	$47,150.00	per month, plus
Demand Charge	$8.85	per kW, plus
Energy Charge	$.0217	per kWh

FACILITIES CHARGE

The Customer will pay a monthly Facilities Charge in the amount of $47,150.00. The Facilities Charge will be adjusted if the Cooperative installs additional facilities.

BILLING DEMAND

The billing demand shall be equal to the Customer’s contribution to the monthly billing demand from the Cooperative’s power supplier, as determined by a demand meter or otherwise, and may be adjusted for power factor.

MINIMUM BILLING DEMAND

The demand for billing purposes shall not be less than 2,000 kW for any billing period.

MINIMUM CHARGES

The minimum monthly charge shall be the Facilities Charge plus the Minimum Billing Demand Charge provision of this rate.

POWER FACTOR ADJUSTMENT

The Customer agrees to maintain unity (100%) power factor as nearly as possible. The demand charges may be adjusted to correct for average power factors less than five percent (5%) unity (lagging) or greater than five percent (5%) unity (leading) by increasing the measured demand one percent (1%) for each one percent (1%) by which the average power factor is less than five percent (5%) unity (lagging) or more than five percent (5%) unity (leading).

STATE AND MUNICIPAL TAXES

All applicable state and municipal sales tax and any other non-ad valorem taxes imposed on electric sales shall be applied to monthly bills rendered under this rate schedule unless the consumer is exempt from said tax or taxes.

TERMS OF PAYMENT

All charges for service shall be paid to the Cooperative by electronic funds transfer, which will be initiated by the Cooperative. The monthly billing periods shall be from the first day of the month through the last day of the month. Such charges shall be due and payable on the date of billing (on or about the tenth of the month). If payment is not received by the Cooperative within ten days of the due date, the Customer agrees that the Cooperative may disconnect service to the facility until the payment is made. To secure the payment of said electric service charges, the Customer shall pay to the Cooperative the sum of $200,000 no later then 15 days prior to the startup of commercial operation of the Facility or by February 1, 2008.

In the event the current monthly bill is not paid in accordance with the payment dates indicated on the bill, a late payment penalty in effect at the time shall apply.

EFFECTIVE

This rate tariff shall be in effect upon the startup of the commercial operation of the Facility, but no later than February 1, 2008, whichever occurs first.

Exhibit “B”

SETTLEMENT AGREEMENT AND
SERVICE TERRITORY EXCEPTION AGREEMENT

This agreement is entered into among Southeastern Electric Cooperative, Inc., P.O. Box 388, Marion, South Dakota, 57043, (“Southeastern”), Northern States Power Company d/b/a Xcel Energy, Sioux Falls Office, P.O. Box 988, Sioux Falls, SD, 57101-0988, (“Xcel Energy”), and Millennium Ethanol LLC, 300 N. Broadway, Marion, SD 57043, (“Millennium Ethanol”) as follows:

1.         Southeastern and Millennium Ethanol have entered into an Electric Service Agreement dated July 18, 2006. As a result, Millennium has filed two petitions with the South Dakota Public Utilities Commission (“Commission”) seeking to receive temporary and permanent electric service to the proposed Millennium Ethanol Plant to be located near Marion, South Dakota from Southeastern. These petitions are docketed as EL06-022, requesting authority to provide temporary electrical service to the Millennium Ethanol Plant location, and EL06-023, seeking to provide permanent electrical service to the Millennium Ethanol Plant under SDCL § 49-34A-56, the large load exception to the territorial laws. Southeastern joined in both of Millennium’s Petitions. The parties desire to enter into a Service Territory Exception Agreement in lieu of proceeding to a conclusion in these dockets.

2.         The Millennium Ethanol Plant currently includes, but is not limited to, the Ethanol Plant, grain handling facility, storage facility, cooling facility, an office building and other associated facilities (“Millennium Ethanol Plant Facilities”). The parties understand and agree that future expansion to the Millennium Ethanol Plant Facilities will likely occur, and this agreement specifically includes any such expansion owned and occupied by Millennium Ethanol, or its successors, and directly devoted to the production of Ethanol, Ethanol-related products, and byproducts, including all facilities associated therewith.

3.         The location of the Millennium Ethanol Plant Facilities is within four parcels of land described more fully as follows:

PARCEL 1:

The Southeast Quarter (SE1/4) of Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West of the 5th P.M., except Tract 1, Engbrecht Addition in said SE1/4, except the East Five Hundred Eighty Three Feet (E 583’) of the North Fifteen Hundred Feet (N1,500’) of said SE1/4, except the East Five Hundred Eighty Three Feet (E 583’) of the South Seven Hundred Eighteen Feet (S 718’) of said SE1/4 of said Section 31, except Lot H1 and Lot H2 in said SE1/4, except Tract E and F, except 100’ South Dakota Railroad Authority Right-of-Way in said SE1/4, all in Turner County, South Dakota.

Parcel 1 contains 5,373,489.7 S.F. (123.358 Acres) including 61,158.55 S.F. (1.404 Acres) of Turner Co. Highway No. 18 Right-of-Way, assuming 50’ of R.O.W. along described parcel, more or less.

PARCEL 2:

The East Half of the Southwest Quarter (E1/2SW1/4) of Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West of the 5th P.M., except Tract 1 and Tract 2 of Engbrecht Tracts in the Southeast Quarter (SE1/4) of the Southwest (SW1/4) of said Section 31, except Lot A in Tract 1 of Engbrecht Tracts in said SE1/4 of SW1/4 of said Section 31, except Tract D, Fremar’s Addition in the Southwest Quarter (SW1/4) of Section of said Section 31, except 100’ South Dakota Railroad Authority Right-of-Way in said (E1/2SW1/4), all in Turner County, South Dakota.

Parcel 2 contains 2,407,464.75 S.F. (55.268 Acres), more or less.

PARCEL 3:

Tracts B, C, D and E, Fremar’s Addition in the Southwest Quarter (SW1/4) and the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section 31, Township One Hundred (100) North, Range fifty-four (54) West of the 5th P.M., Turner County, South Dakota.

Parcel 3 contains 1,446,057.94 S.F. (33.197 Acres) including 18,973.52 S.F. (0.436 Acres) of 446th Avenue Right-of-Way and 5,679.23 S.F. (0.130 Acres) of Turner Co. Highway No. 18 Right-of-Way, assuming 50’ if R.O.W. along described parcel, more or less.

PARCEL 4:

A 110 foot strip of land running parallel to and immediately adjacent to the South Dakota Railroad Authority northeasterly Right-of-Way in the Southeast Quarter (SE1/4) of Section 36, Township One Hundred (100) North, Range Fifty-five (55) West of the 5th P.M., Turner County, South Dakota.

Parcel 4 contains 94,722.21 S.F. (2.175 Acres) including 4,431.16 S.F. (0.102 Acres) of 446th Avenue Right-of-Way, more or less.

4.         This Service Territory Exception Agreement seeks a modification of the existing service territories of Xcel Energy and Southeastern, pursuant to SDCL § 49-34A-55. This agreement will eliminate a duplication of facilities and will allow Southeastern to provide adequate electric service to the Millennium Ethanol Plant Facilities.

5.         Xcel Energy and Southeastern agree that the composition of their service territories may be changed upon approval of the Commission so that Southeastern will be entitled to provide both temporary and permanent electrical service to the location of the Millennium Ethanol Plant Facilities owned by Millennium Ethanol or its successors. This agreement is limited to service to the location of the Millennium Ethanol Plant Facilities owned and occupied by Millennium Ethanol or its successors, including any expansion of said facilities that are directly devoted to the production of ethanol, ethanol-related products, and byproducts. Any land described in paragraph 3 of this agreement not comprising a part of the location of the Millennium Ethanol Plant Facilities is reserved for future use as part of the location, provided that any change of ownership of any portion of said land to an owner which is not Millennium Ethanol or its successor shall return that parcel to Xcel Energy’s service territory

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6.         The parties agree that under the facts specifically applicable to the Millennium Ethanol Plant Facilities, the customer’s interests are best served by receiving service from Southeastern, and the parties have thus agreed to this exception to the existing territorial boundaries as set forth in the records of the Commission. This exception is not intended by the parties to indicate either party’s consent to any other change in the service territories of the parties.

7.         Upon approval by the Commission of this Service Territory Exception Agreement, the parties agree that the two dockets mentioned above may be dismissed with prejudice.

8.         It is mutually agreed that this agreement states the entire agreement among the parties, incorporating and superseding all prior written or oral agreements and negotiations among the parties. This agreement is binding upon the successors and assigns of the parties.

SOUTHEASTERN ELECTRIC COOPERATIVE, INC.

DATE:	12/18/06	BY:	/s/ Brad Schardin
Brad Schardin,
General Manager/CEO

NORTHERN STATES POWER COMPANY D/B/A XCEL ENERGY

DATE:	12/18/06	BY:	/s/ Kent Larson
Kent Larson, Vice President
of Customer and Community Service

MILLENNIUM ETHANOL, LLC

DATE:	12/18/06	BY:	/s/ Steve Domm
Steve Domm,
Chief Executive Officer

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Exhibit “C”

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF SOUTH DAKOTA

IN THE MATTER OF THE PETITION FOR	)	ORDER GRANTING
ELECTRICAL SERVICE BY MILLENNIUM	)	APPROVAL OF A
ETHANOL, LLC TO HAVE SOUTHEASTERN	)	TEMPORARY EXCEPTION
ELECTRIC COOPERATIVE, INC. ASSIGNED	)	TO THE ASSIGNED
AS ITS TEMPORARY ELECTRIC PROVIDER IN	)	ELECTRIC SERVICE
THE SERVICE AREA OF XCEL ENERGY	)	TERRITORY
	)	EL06-022

On July 24, 2006, the South Dakota Public Utilities Commission (Commission) received a petition from Millennium Ethanol, LLC (Millennium) for approval of Southeastern Electric Cooperative, Inc. (Southeastern) to provide temporary electric service to Millennium’s ethanol plant location in Sections 31 and 36, Township 100 North, Range 54 West in Turner County, South Dakota in Xcel’s service territory as Xcel is allegedly unable to meet Millennium’s timing requirements for temporary electric service. A petition for Southeastern to provide permanent electric service under the provisions of SDCL 49-34A-56 was concurrently filed in Docket EL06-023.

On July 27, 2006, the Commission electronically transmitted notice of the filing and the intervention deadline of August 11, 2006, to interested individuals and entities. No petitions to intervene or comments were filed.

On December 18, 2006, the Commission received a Settlement Agreement and Service Territory Exception Agreement signed by the parties (Settlement Agreement). The Settlement Agreement is attached hereto as Attachment A and incorporated herein by reference. Southeastern and Xcel are requesting an exception, pursuant to SDCL 49-34A-55 that would allow Southeastern to provide temporary electric service at a site located in the following tracts of land in South Dakota:

Parcel 1:

The SE1/4 of Section 31, Township 100 North, Range 54 West of the 5th P.M., except Tract 1, Engbrecht Addition in said SE1/4, except the East 583 Feet of the North 1,500 Feet of said SE1/4, except the East 583 Feet of the South 718 Feet of said SE1/4 of said Section 31, except Lot H1 and Lot H2 in said SE1/4, except Tract E and F, except 100 Feet South Dakota Railroad Authority Right-of-Way in said SE1/4, all in Turner County, South Dakota.

Parcel 1 contains 5,373,489.7 S.F. (123.358 Acres) including 61,158.55 S.F. (1,404 Acres) of Turner County Highway No. 18 Right-of-Way, assuming 50 Feet of Right-of-Way along described parcel, more or less.

assigned service territory is in the public interest and the request shall be granted. It is therefore

ORDERED, that the request seeking approval of a temporary exception to the assignment of service territory is hereby granted.

Dated at Pierre, South Dakota, this 9th day of January, 2007.

CERTIFICATE OF SERVICE		BY ORDER OF THE COMMISSION:

The undersigned hereby certifies that this document has been served today upon all parties of record in this docket, as listed on the docket service list, by facsimile or by first class mall, in properly addressed envelopes, with charges prepaid thereon.

/s/ Dustin M. Johnson
DUSTIN M. JOHNSON, Chairman

By:	/s/ Illegible	/s/ Gary Hanson
Date:	1/12/07	GARY HANSON, Commissioner
(OFFICIAL SEAL)

/s/ Steve Kolbeck
STEVE KOLBECK, Commissioner

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PARCEL 2:

The East Half of the Southwest Quarter (E1/2SW1/4) of Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West of the 5th P.M., except Tract 1 and Tract 2 of Engbrecht Tracts in the Southeast Quarter (SE1/4) of the Southwest (SW1/4) of said Section 31, except Lot A in Tract 1 of Engbrecht Tracts in said SE1/4 of SW1/4 of said Section 31, except Tract D, Fremar’s Addition in the Southwest Quarter (SW1/4) of Section of said Section 31, except 100’ South Dakota Railroad Authority Right-of-Way in said (E1/2SW1/4), all in Turner County, South Dakota.

Parcel 2 contains 2,407,464.75 S.F. (55,268 Acres), more or less.

PARCEL 3:

Tracts B, C, D and E, Fremar’s Addition in the Southwest Quarter (SWl/4) and the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section 31, Township One Hundred (100) North, Range fifty-four (54) West of the 5th P.M., Turner County, South Dakota.

Parcel 3 contains 1,446,057.94 S.F. (33.197 Acres) including 18,973.52 S.F. (0.436 Acres) of 446th Avenue Right-of-Way and 5,679.23 S.F. (0.130 Acres) of Turner Co. Highway No. 18 Right-of-Way, assuming 50’ if R.O.W. along described parcel, more or less.

PARCEL 4:

A 110 foot strip of land running parallel to and immediately adjacent to the South Dakota Railroad Authority northeasterly Right-of-Way in the Southeast Quarter (SE1/4) of Section 36, Township One Hundred (100) North, Range Fifty-five (55) West of the 5th P.M., Turner County, South Dakota.

Parcel 4 contains 94,722.21 S.F. (2.175 Acres) including 4,431.16 S.F. (0.102 Acres) of 446th  Avenue Right-of-Way, more or less.

4.         This Service Territory Exception Agreement seeks a modification of the existing service territories of Xcel Energy and Southeastern, pursuant to SDCL § 49-34A-55. This agreement will eliminate a duplication of facilities and will allow Southeastern to provide adequate electric service to the Millennium Ethanol Plant Facilities.

5.         Xcel Energy and Southeastern agree that the composition of their service territories may be changed upon approval of the Commission so that Southeastern will be entitled to provide both temporary and permanent electrical service to the location of the Millennium Ethanol Plant Facilities owned by Millennium Ethanol or its successors. This agreement is limited to service to the location of the Millennium Ethanol Plant Facilities owned and occupied by Millennium Ethanol or its successors, including any expansion of said facilities that are directly devoted to the production of ethanol, ethanol-related products, and byproducts. Any land described in paragraph 3 of this agreement not comprising a part of the location of the Millennium Ethanol Plant Facilities is reserved for future use as part of the location, provided that any change of ownership of any portion of said land to an owner which is not Millennium Ethanol or its successor shall return that parcel to Xcel Energy’s service territory

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6.         The parties agree that under the facts specifically applicable to the Millennium Ethanol Plant Facilities, the customer’s interests are best served by receiving service from Southeastern, and the parties have thus agreed to this exception to the existing territorial boundaries as set forth in the records of the Commission. This exception is not intended by the parties to indicate either party’s consent to any other change in the service territories of the parties.

7.         Upon approval by the Commission of this Service Territory Exception Agreement, the parties agree that the two dockets mentioned above may be dismissed with prejudice.

8.         It is mutually agreed that this agreement states the entire agreement among the parties, incorporating and superseding all prior written or oral agreements and negotiations among the parties. This agreement is binding upon the successors and assigns of the parties.

SOUTHEASTERN ELECTRIC COOPERATIVE, INC.

DATE:	12/18/06	BY:	/s/ Brad Schardin
Brad Schardin,
General Manager/CEO

NORTHERN STATES POWER COMPANY D/B/A XCEL ENERGY

DATE:	12/18/06	BY:	/s/ Kent Larson
Kent Larson, Vice President
of Customer and Community Service

MILLENNIUM ETHANOL, LLC

DATE:	12/18/06	BY:	/s/ Steve Domm
Steve Domm,
Chief Executive Officer

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Exhibit D

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF SOUTH DAKOTA

IN THE MATTER OF THE PETITION FOR

	)	ORDER GRANTING
ELECTRICAL SERVICE BY MILLENNIUM	)	APPROVAL OF AN
ETHANOL, LLC TO HAVE SOUTHEASTERN	)	EXCEPTION TO THE
ELECTRIC COOPERATIVE, INC. ASSIGNED	)	ASSIGNED ELECTRIC
AS ITS ELECTRIC PROVIDER IN THE	)	SERVICE TERRITORY
SERVICE AREA OF XCEL ENERGY	)	EL06-023
)

On July 24, 2006, the South Dakota Public Utilities Commission (Commission) received a petition from Millennium Ethanol, LLC (Millennium) for approval of Southeastern Electric Cooperative, Inc. (Southeastern) to provide permanent electric service to Millennium’s ethanol plant location in Sections 31 and 36, Township 100 North, Range 54 West in Turner County, South Dakota in Xcel’s service territory. The petition states that Millennium believes Southeastern can furnish electric service to meet the customer’s needs consistent with the factors of SDCL 49-34A-56 and that the customer has a strong preference to be served by Southeastern. A petition for Southeastern to provide temporary electric service under the provisions of SDCL 49-34A-56 was concurrently filed in Docket EL06-022.

On July 27, 2006, the Commission electronically transmitted notice of the filing and the intervention deadline of August 11, 2006, to interested individuals and entities. No petitions to intervene or comments were filed.

On December 18, 2006, the Commission received a Settlement Agreement and Service Territory Exception Agreement signed by the parties (Settlement Agreement). The Settlement Agreement is attached hereto as Attachment A and incorporated herein by reference. Southeastern and Xcel are requesting an exception, pursuant to SDCL 49-34A-55 that would allow Southeastern to provide electric service at a site located in the following tracts of land in South Dakota:

Parcel 1:

The SE1/4 of Section 31, Township 100 North, Range 54 West of the 5th P.M., except Tract 1, Engbrecht Addition in said SE1/4, except the East 583 Feet of the North 1,500 Feet of said SE1/4, except the East 583 Feet of the South 718 Feet of said SE1/4 of said Section 31, except Lot H1 and Lot H2 in said SE1/4, except Tract E and F, except 100 Feet South Dakota Railroad Authority Right-of-Way in said SE1/4, all in Turner County, South Dakota.

Parcel 1 contains 5,373,489.7 S.F. (123.358 Acres) including 61,158.55 S.F. (1,404 Acres) of Turner County Highway No. 18 Right-of-Way, assuming 50 Feet of Right-of-Way along described parcel, more or less.

Southeastern and Xcel. Further, the Commission finds that an exception to the assigned service territory is in the public interest and the request shall be granted. It is therefore

ORDERED, that the request seeking approval of an exception to the assignment of service territory is hereby granted.

Dated at Pierre, South Dakota, this 9th day of January, 2007.

CERTIFICATE OF SERVICE

The undersigned hereby certifies that this document has been served today upon all parties of record in this docket, as listed on the docket service list, by facsimile or by first class mail, in properly addressed envelopes with charges prepaid thereon.

By: /s/ [Illegible]

Date:1/12/07

BY ORDER OF THE COMMISSION:

/s/ Dustin M. Johnson
DUSTIN M. JOHNSON, Chairman

/s/ Gary Hanson
GARY HANSON, Commissioner

/s/ Steve Kolbeck
(OFFICIAL SEAL)	STEVE KOLBECK, Commissioner

PARCEL 2:

The East Half of the Southwest Quarter (E1/2SW1/4) of Section Thirty-one (31), Township One Hundred (100) North, Range Fifty-four (54) West of the 5th P.M., except Tract 1 and Tract 2 of Engbrecht Tracts in the Southeast Quarter (SE1/4) of the Southwest (SW1/4) of said Section 31, except Lot A in Tract 1 of Engbrecht Tracts in said SE1/4 of SW1/4 of said Section 31, except Tract D, Fremar’s Addition in the Southwest Quarter (SW1/4) of Section of said Section 31, except 100’ South Dakota Railroad Authority Right-of-Way in said (E1/2SW1/4), all in Turner County, South Dakota.

Parcel 2 contains 2,407,464.75 S.F. (55.268 Acres), more or less.

PARCEL 3:

Tracts B, C, D and E, Fremar’s Addition in the Southwest Quarter (SW1/4) and the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section 31, Township One Hundred (100) North, Range fifty-four (54) West of the 5th P.M., Turner County, South Dakota.

Parcel 3 contains 1,446,057.94 S.F. (33.197 Acres) including 18,973.52 S.F. (0.436 Acres) of 446th Avenue Right-of-Way and 5,679.23 S.F. (0.130 Acres) of Turner Co. Highway No. 18 Right-of-Way, assuming 50’ if R.O.W. along described parcel, more or less.

PARCEL 4:

A 110 foot strip of land running parallel to and immediately adjacent to the South Dakota Railroad Authority northeasterly Right-of-Way in the Southeast Quarter (SE1/4) of Section 36, Township One Hundred (100) North, Range Fifty-five (55) West of the 5th P.M., Turner County, South Dakota.

Parcel 4 contains 94,722.21 S.F. (2.175 Acres) including 4,431.16 S.F. (0.102 Acres) of 446th Avenue Right-of-Way, more or less.

4.   This Service Territory Exception Agreement seeks a modification of the existing service territories of Xcel Energy and Southeastern, pursuant to SDCL § 49-34A-55. This agreement will eliminate a duplication of facilities and will allow Southeastern to provide adequate electric service to the Millennium Ethanol Plant Facilities.

5.   Xcel Energy and Southeastern agree that the composition of their service territories may be changed upon approval of the Commission so that Southeastern will be entitled to provide both temporary and permanent electrical service to the location of the Millennium Ethanol Plant Facilities owned by Millennium Ethanol or its successors. This agreement is limited to service to the location of the Millennium Ethanol Plant Facilities owned and occupied by Millennium Ethanol or its successors, including any expansion of said facilities that are directly devoted to the production of ethanol, ethanol-related products, and byproducts. Any land described in paragraph 3 of this agreement not comprising a part of the location of the Millennium Ethanol Plant Facilities is reserved for future use as part of the location, provided that any change of ownership of any portion of said land to an owner which is not Millennium Ethanol or its successor shall return that parcel to Xcel Energy’s service territory

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6.   The parties agree that under the facts specifically applicable to the Millennium Ethanol Plant Facilities, the customer’s interests are best served by receiving service from Southeastern, and the parties have thus agreed to this exception to the existing territorial boundaries as set forth in the records of the Commission. This exception is not intended by the parties to indicate either party’s consent to any other change in the service territories of the parties.

7.   Upon approval by the Commission of this Service Territory Exception Agreement, the parties agree that the two dockets mentioned above may be dismissed with prejudice.

8.   It is mutually agreed that this agreement states the entire agreement among the parties, incorporating and superseding all prior written or oral agreements and negotiations among the parties. This agreement is binding upon the successors and assigns of the parties.

SOUTHEASTERN ELECTRIC COOPERATIVE, INC.

DATE:	12/18/06	BY:	/s/ Brad Schardin
Brad Schardin, General Manager/CEO

NORTHERN STATES POWER COMPANY D/B/A XCEL ENERGY

DATE:	12/18/06	BY:	/s/ Kent Larson
Kent Larson, Vice President of Customer and Community Service

MILLENNIUM ETHANOL, LLC

DATE:	12/18/06	BY:	/s/ Steve Domm
Steve Domm, Chief Executive Officer

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